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                                                                    EXHIBIT 99.1



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
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To the Board of Directors and Shareholders of Reunion Energy Company and Reunion
Operating Company:

We have audited the combined statement of assets and liabilities directly attributable to oil and gas operations (See Note 1) of Reunion Energy Company and Reunion Operating Company (both Delaware corporations and collectively referred to as "the Company") as of December 31, 1995, and the related combined statements of revenues and expenses and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

The accompanying financial statements omit those assets and liabilities and revenues and expenses of the Company that are not directly attributable to its oil and gas operations. Therefore, these financial statements are not intended to be a complete presentation of the Company's assets and liabilities and revenues and expenses.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities directly attributable to oil and gas operations of Reunion Energy Company and Reunion Operating Company as of December 31, 1995, and their related revenues and expenses and cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP


Houston, Texas
March 27, 1996